SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 6, 2007

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania		19087
(Address of principal executive offices)		(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           On June 6, 2007, Triumph Group, Inc.’s (the “Company”) Board of Directors appointed Richard C. Ill, the Company’s President and Chief Executive Officer, to also serve as the Company’s principal financial officer on an interim basis, without additional compensation.  Mr. Ill, age 64, has been the Company’s President and Chief Executive Officer and a director since 1993.  Mr. Ill is a director of P.H. Glatfelter Company, Airgas Inc. and Baker Industries and a member of the advisory board of Outward Bound, USA.

(e)           On June 6, 2007, the compensation and management development committee of the Company’s Board of Directors awarded the Company’s executive officers and other senior management employees a combination of grants of performance-based restricted stock under the 2004 Stock Incentive Plan and deferred cash payments.  Under the terms of the grants, if the Company achieves a target level of earnings per share for the 2008 fiscal year, then the grant recipients will receive a combination of restricted stock and deferred cash of a total value equal to 50% of their respective base salaries as adjusted at the beginning of that fiscal year.  The portion of the grant represented by restricted stock grant will be a number of shares having a value equal to 70% of the total value of the combined grant (using the stock value as of the date the compensation and management development committee determines that the performance objective has been achieved).  The remaining portion of the grant will be paid in cash at the same time that the restrictions on the stock grant lapse.  If the Company fails to achieve the target performance objective for the fiscal year, the grant would be eliminated altogether.  If the Company achieves the target performance objective for the fiscal year and the grant recipient remains with the company for an additional three years following such achievement, the recipient will receive the shares of stock free of restrictions as well as the cash payment.

This approach was designed to provide incentive for the creation of stockholder value over the long term because the achievement of the award depends upon the extent of management’s achievement of the performance target set for the given fiscal year.  Moreover, the Company believes the desire to increase the value of the stock to be received upon expiration of the restrictions will induce management both to remain with the company to avoid forfeiture of the grant and to achieve superior performance to increase the value of the stock ultimately received.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Number	Description of Document
99.1	Form of Stock Award Agreement under the 2004 Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2007	TRIUMPH GROUP, INC.

By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary

TRIUMPH GROUP, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description

99.1	Form of Stock Award Agreement under the 2004 Stock Incentive Plan.